UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 26, 2006

First Security Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

000-549747	58-2461486
(Commission File Number)	(IRS Employer Identification No.)

817 Broad Street, Chattanooga, Tennessee	37402
(Address of Principal Executive Offices)	(Zip Code)

(423) 266-2000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Election of Directors,

On July 26, 2006, the Board of Directors of First Security Group, Inc. elected Randall (“Randy”) L. Gibson to serve on the Board of Directors of First Security and FSGBank, N.A.

Mr. Gibson was not selected to serve as a director based on any arrangement or understanding between Mr. Gibson and any other persons. At this time, it has not been determined which committees, if any, of First Security or FSGBank that Mr. Gibson will be asked to serve on.

Mr. Gibson has previously engaged in banking transactions with us in the ordinary course of business. Each such transaction was on substantially the same terms, including price or interest rate and collateral, as those prevailing at the time for comparable transactions with unrelated parties, and were not expected to involve more than the normal risk of collectibility or present other unfavorable features to us. We expect we will continue to engage in similar banking transactions in the ordinary course of business in the future.

Item 8.01.	Other Events.

First Security’s Board of Directors has declared a cash dividend of 2.5 cents per share payable on September 18, 2006 to all shareholders of record on September 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST SECURITY GROUP, INC.

Dated: August 1, 2006
By: /s/ William L. Lusk, Jr.
Name: William L. Lusk, Jr.
Title: Chief Financial Officer